SCHEDULE A

to the

INVESTMENT ADVISORY AGREEMENT

between

VICTORY PORTFOLIOS II

and

VICTORY CAPITAL MANAGEMENT INC.

Dated: May 21, 2015

ETFs

ETF Name	Fee1	Last Approved	Must Be Approved By
VictoryShares US 500 Volatility Wtd ETF	0.30%	December 6, 2022	December 31, 2023

VictoryShares US 500 Enhanced Volatility Wtd ETF	0.30%	December 6, 2022	December 31, 2023

VictoryShares US EQ Income Enhanced Volatility Wtd	0.30%	December 6, 2022	December 31, 2023
ETF

VictoryShares US Discovery Enhanced Volatility Wtd	0.30%	December 6, 2022	December 31, 2023
ETF
VictoryShares Developed Enhanced Volatility Wtd	0.40%	December 6, 2022	December 31, 2023
ETF
VictoryShares US Small Cap Volatility Wtd ETF	0.30%	December 6, 2022	December 31, 2023

VictoryShares International Volatility Wtd ETF	0.40%	December 6, 2022	December 31, 2023

VictoryShares US Large Cap High Div Volatility Wtd	0.30%	December 6, 2022	December 31, 2023
ETF

VictoryShares US Small Cap High Div Volatility Wtd	0.30%	December 6, 2022	December 31, 2023
ETF
VictoryShares International High Div Volatility Wtd	0.40%	December 6, 2022	December 31, 2023
ETF
VictoryShares Dividend Accelerator ETF	0.30%	December 6, 2022	December 31, 2023

VictoryShares US Multi-Factor Minimum Volatility	0.30%	December 6, 2022	December 31, 2023
ETF

VictoryShares Core Intermediate Bond ETF	0.30%	December 6, 2022	December 31, 2023

VictoryShares Core Short-Term Bond ETF	0.25%	December 6, 2022	December 31, 2023

VictoryShares Emerging Markets Value Momentum	0.30%	December 6, 2022	December 31, 2023
ETF
VictoryShares International Value Momentum ETF	0.25%	December 6, 2022	December 31, 2023

VictoryShares US Small Mid Cap Value Momentum	0.15%	December 6, 2022	December 31, 2023
ETF

1Expressed as a percentage of average daily net assets. Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily or contractually waive any portion of the advisory fee from time to time. In addition, the Adviser may from time to time undertake in writing to limit the Funds' total expenses for a definite period of time.

			Must Be
ETF Name	Fee1	Last Approved	Approved By

VictoryShares US Value Momentum ETF	0.15%	December 6, 2022	December 31, 2023

VictoryShares Nasdaq Next 50 ETF	0.15%	December 6, 2022	December 31, 2023

VictoryShares THB Mid Cap ESG ETF	0.50%	December 6, 2022	December 31, 2023

VictoryShares Core Plus Intermediate Bond ETF	0.35%	December 6, 2022	December 31, 2023

VictoryShares Corporate Bond ETF	0.35%	December 6, 2022	December 31, 2023

VictoryShares WestEnd US Sector ETF	0.40%	August 30, 2022	December 31, 2023

VictoryShares Free Cash Flow ETF	0.35%	May 23, 2023	December 31, 2023

VictoryShares Small Cap Free Cash Flow ETF	0.45%	May 23, 2023	December 31, 2023

Mutual Funds

		Last	Must Be
Name of Fund	Fee1	Approved	Approved By
Victory US 500 Enhanced Volatility Wtd Index Fund	0.70%	December 6, 2022	December 31, 2023

Victory Market Neutral Income Fund	0.30%	December 6, 2022	December 31, 2023

Current as of May 23, 2023

VICTORY PORTFOLIOS II

By: /s/ James De Vries

Name: James De Vries

Title: President

Accepted:

VICTORY CAPITAL MANAGEMENT INC.

By: /s/ Michael Policarpo

Name: Michael Policarpo II

Title: President, Chief Financial Officer and Chief Administrative Officer

1Expressed as a percentage of average daily net assets. Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily or contractually waive any portion of the advisory fee from time to time. In addition, the Adviser may from time to time undertake in writing to limit the Funds' total expenses for a definite period of time.